     As filed with the Securities and Exchange Commission on November 10, 1998
                                                     Registration No. 333-_____
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                    ______________

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                    ______________

                             INFORMATION ADVANTAGE, INC.
                (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                           7372                 41-1718445
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)

                        7905 GOLDEN TRIANGLE DRIVE, SUITE 190
                          EDEN PRAIRIE, MINNESOTA 55344-7227
            (Address, including Zip Code, of Principal Executive Offices)
                                    ______________

                        IA/IQ 1994 DIRECTOR STOCK OPTION PLAN
                              (Full Title of the Plans)
                                    ______________

     DONALD W. ANDERSON                      COPIES TO:
     Chief Financial Officer                 BRIAN D. WENGER, ESQ.
     7905 Golden Triangle Drive, Suite 190   BRETT D. ANDERSON, ESQ.
     Eden Prairie, Minnesota 55344-7227      AMY E. ERSKINE, ESQ.
     (612) 833-3700                          Briggs and Morgan
     (Name, Address, including Zip Code,     Professional Association
     and Telephone Number, including Area    2400 IDS Center
     Code, of Agent for Service)             Minneapolis, Minnesota 55402
                                             (612) 334-8400

                                                    CALCULATION OF REGISTRATION FEE
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                                                                                  PROPOSED             PROPOSED
                                                                                  MAXIMUM              MAXIMUM           AMOUNT OF
                                                          AMOUNT TO BE          OFFERING PRICE        AGGREGATE        REGISTRATION
 TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED       REGISTERED(1)          PER SHARE(2)      OFFERING PRICE          FEE
----------------------------------------------------------------------------------------------------------------------------------
 IA/IQ 1994 DIRECTOR STOCK OPTION PLAN
   Options to purchase Common Stock. . . . . . . . .        43,120                  N/A                   N/A              N/A
   Common Stock (par value $0.01). . . . . . . . . .     43,120 shares            $5.8125               $250,635           $70
----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the IA/IQ 1994 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq National Market on November 4, 1998.

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
                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Information Advantage, Inc. (the "Company") hereby incorporates by reference into this Registration Statement the following documents, or portions of documents, previously filed with the Securities and Exchange Commission (the "Commission"):

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, filed with the Commission on April 22, 1998.

          (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 1998 and July 31, 1998, filed with the Commission on June 15, 1998 and September 14, 1998, respectively.

          (c) The description of the Company's outstanding Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on December 5, 1997, including any amendment or report filed for the purpose of updating such description.

          (d) The Company's Current Report on Form 8-K filed with the Commission on September 25, 1998, relating to the consummation of the merger by and among the Company, IAC Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company, and IQ Software Corporation, a Georgia corporation.

          (e) The Company's Current Report on Form 8-K filed with the Commission on July 2, 1998, relating to the Agreement and Plan of Merger by and among the Company, IAC Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company, and IQ Software Corporation, a Georgia corporation.

          (f) The Company's Current Report on Form 8-K filed with the Commission on February 20, 1998, relating to the safe harbor for forward-looking statements.

          (g) The Company's Definitive Schedule 14A (Proxy Statement) filed on May 19, 1998, relating to the Company's Annual Meeting of Stockholders held on June 17, 1998.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain limited circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Bylaws provide for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. Further, this provision does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Company has entered into indemnification agreements with its officers and directors. Such agreements provide the Company's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Company also maintains directors and officers liabilities insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.


Exhibit
Number     Description
------     -----------
4.1        Instruments Defining Rights of Stockholders (reference is made to the Company's Registration Statement on Form 8-A (File No. 0-23475),
           which is incorporated herein by reference).

5.1        Opinion of Briggs and Morgan, Professional Association.

23.1       Consent of Briggs and Morgan, Professional Association (included in
           Exhibit 5.1).

23.2       Consent of PricewaterhouseCoopers LLP.

24.1       Powers of Attorney (included on Signature Page).

ITEM 9.  UNDERTAKINGS.

     (a)   The undersigned registrant hereby undertakes as follows:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 10th day of November, 1998.

                              INFORMATION ADVANTAGE, INC.


                              By   /s/ Larry J. Ford
                                ----------------------------------------------
                                   Larry J. Ford
                                   President and Chief Executive Officer

                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry J. Ford and Donald W. Anderson, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         NAME                         TITLE                        DATE
         ----                         -----                        ----
/s/ Larry J. Ford        President, Chief Executive       November 10, 1998
-----------------------  Officer and Director
   Larry J. Ford         (Principal Executive Officer)


/s/ Donald W. Anderson   Chief Financial Officer, Vice    November 10, 1998
-----------------------  President (Principal Financial
   Donald W. Anderson    and Accounting Officer)


/s/ Richard L. Tanler    Chairman of the Board of         November 10, 1998
-----------------------  Directors and Senior Vice
   Richard L. Tanler     President, Strategic Planning
                         and Marketing

           NAME                        TITLE            DATE
           ----                        -----            ----

/s/ Promod Haque                     Director     November 10, 1998
------------------------------
     Promod Haque


/s/ Donald R. Hollis                 Director     November 10, 1998
------------------------------
     Donald R. Hollis


/s/ Jay H. Wein                      Director     November 10, 1998
------------------------------
     Jay H. Wein


/s/ William H. Younger, Jr.          Director     November 10, 1998
------------------------------
     William H. Younger, Jr.


/s/ Ronald E.F. Codd                 Director     November 10, 1998
------------------------------
     Ronald E.F. Codd

                                  EXHIBIT INDEX


Exhibit
Number     Description
------     -----------
4.1        Instruments Defining Rights of Stockholders (reference is made to the Company's Registration Statement on Form 8-A (File No. 0-23475),
           which is incorporated herein by reference).

5.1        Opinion of Briggs and Morgan, Professional Association.

23.1       Consent of Briggs and Morgan, Professional Association (included in
           Exhibit 5.1).

23.2       Consent of PricewaterhouseCoopers LLP.

24.1       Powers of Attorney (included on Signature Page).
